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                                                                     EXHIBIT 3.3

                             AMENDED AND RESTATED
                                    BYLAWS
                                      OF
                        HEALTH SCIENCE PROPERTIES, INC.
                              (THE "CORPORATION")


                                  ARTICLE I.

                                    OFFICES


          SECTION 1. PRINCIPAL OFFICE. The principal office of the Corporation in the State of Maryland shall be in the City of Baltimore, and the resident agent in charge thereof shall be The Prentice-Hall Corporation System.

          SECTION 2. PRINCIPAL EXECUTIVE OFFICE. The Corporation's principal executive office shall be in Los Angeles, California and the Corporation may have other offices at such other place or places either within or without of the State of Maryland as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                  ARTICLE II.

                            MEETINGS OF STOCKHOLDERS

          SECTION 1. PLACE OF MEETING. All meetings of the stockholders of the Corporation for the election of directors or any other purpose shall be held at an office of the Corporation in Los Angeles, California, or at such other place within the United States as may from time to time be fixed by the Board of Directors and specified in the respective notices of such meetings or any waivers of notice thereof.

          SECTION 2. ANNUAL MEETINGS. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may come before the meeting shall be held on the last Thursday in September in each year or at such other date and time in the month of September as may be fixed by the Board of Directors.

          SECTION 3. SPECIAL MEETINGS. Special meetings of stockholders may be called by the Chairman or Vice Chairman of the Board, if any, or the President whenever such meeting is deemed advisable, and shall be called by the Secretary when so ordered by a majority of the Board of Directors, upon the written request of holders of not less than 25% of all votes entitled to be cast at such meeting or, in the event of a Trigger Event (as defined in the Charter), upon the written request of holders of not less than a majority of the outstanding shares of Series V Preferred Stock, par value $.01 per share, of the Corporation ("Series V Preferred Stock"). Such request shall state the purpose or purposes of such
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meeting and the matter proposed to be acted on.  The Secretary shall inform such stockholders of the reasonable estimated cost of preparing and mailing such notice of the meeting, and upon payment to the Corporation by such stockholders of such costs, the Secretary shall give notice stating the purpose or purposes of the meeting to all stockholders entitled to vote at such meeting. No special meeting need be called upon the request of the holders of shares entitled to cast less than a majority of all votes entitled to be cast at such meeting to consider any matter which is substantially the same as a matter voted upon at any special meeting of the stockholders held during the preceding twelve months.

          SECTION 4. NOTICE OF MEETING. Except as otherwise provided by law, notice of each meeting of the stockholders, whether annual or special, shall be given not less than ten (10), nor more than ninety (90), days before the day on which the meeting is to be held to each stockholder of record entitled to vote at such meeting or to each other stockholder of record entitled to notice of such meeting by delivering a written or printed notice thereof to such stockholder personally, or by mailing such notice, postage prepaid, addressed to such stockholder at the post-office address furnished by such stockholder to the Secretary or transfer agent of the Corporation for such purpose, or, if not furnished to the Secretary or transfer agent of the Corporation for such purpose, then at such stockholder's post office address last known to the Secretary of the Corporation, or by transmitting a notice thereof to such stockholder at such address by facsimile, telegraph, cable, radio or wireless. If mailed, such notice shall be deemed given when deposited in the United States mail addressed to the stockholder at his post office address as it appears on the records of the Corporation, with postage prepaid. Except where expressly required by law, no publication of any notice of a meeting of stockholders shall be required. Every such notice shall state the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, shall state briefly the purposes thereof. Notice of any meeting of stockholders shall be waived by any stockholder who shall attend such meeting in person or by proxy. Notice of any adjourned meeting of the stockholders shall not be required to be given, except when expressly required by law. Any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice.

          SECTION 5. LIST OF STOCKHOLDERS. It shall be the duty of the Secretary or other officer who shall have charge of the stock ledger of the Corporation, either directly or through a transfer agent appointed by the Board of Directors, to prepare and make, at least ten days before every election of directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order. The original or a duplicate stock ledger shall be the only evidence as to which

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stockholders are entitled to vote in person or by proxy at such election.

          SECTION 6. QUORUM. At each meeting of the stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all of the votes entitled to be cast at such meeting shall constitute a quorum for the transaction of business except where otherwise provided by law or by the charter of the Corporation (the "Charter"). If, however, such quorum shall not be present at any meeting of the stockholders, the stockholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

          SECTION 7. ORGANIZATION. At each meeting of the stockholders, the Chairman or Vice Chairman of the Board or, in his or her absence, the President or, in the absence of both of them, a chairman chosen by a majority vote of the stockholders present, in person or represented by proxy, and entitled to vote, shall act as chairman, and the Secretary, or, in his or her absence, an Assistant Secretary of the Corporation, or in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman shall appoint, shall act as secretary of the meeting.

          The following order of business, unless otherwise ordered at the meeting by the chairperson thereof, shall be observed as far as practicable and consistent with the purposes of the meeting.

               (1)  Call of the meeting to order.

               (2) Presentation of proof of mailing of notice of the meeting and, if the meeting is a special meeting, the call thereof.

               (3)  Presentation of proxies.

               (4)  Determination and announcement that a quorum is present.

               (5) Reading and approval (or waiver thereof) of the minutes of the previous meeting.

               (6)  Reports, if any, of officers.

               (7) Election of directors to succeed those whose terms expired, if the meeting is an annual meeting or a meeting called for such purpose.

               (8) Transaction of such other business as may properly come before the meeting.

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               (9)  Adjournment.

          SECTION 8. VOTING. Except as otherwise required by law, the Charter or these Bylaws, each stockholder of the Corporation entitled to vote on any matter at a meeting of the stockholders shall, at such meeting and on such matter, be entitled to one vote in person or by proxy for each share of stock of the Corporation held by such person and registered in such person's name on the books of the Corporation:

          (a) on the date fixed by the Board of Directors as the record date for the determination of stockholders entitled to vote at such meeting; or

          (b) if no such record date shall have been fixed, then ten days prior to such meeting;

provided, however, that, except where the transfer books of the Corporation shall have been closed or such a record date shall have been so fixed, no share of stock of the Corporation which shall have been transferred on the books of the Corporation within twenty days next preceding any election of directors shall be voted on at such election of directors. Shares of its own stock belonging to the Corporation shall not be voted upon directly or indirectly.
Any vote on stock may be given by the stockholder entitled thereto in person or by his or her proxy appointed by an instrument in writing, subscribed by such stockholder or by his or her attorney thereunto authorized and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted on after eleven months from its date unless said proxy provides for a longer period. At all meetings of the stockholders, all matters (except where other provision is made by law or by the Charter) shall be decided by a majority of the votes cast by the stockholders present in person or represented by proxy and entitled to vote thereat on such matter, a quorum being present. Unless demanded by a stockholder present in person or by proxy at such meeting and entitled to vote thereat or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his or her proxy as such if there be such proxy, and shall state the number of shares voted.

          The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure

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which the Board of Directors considers necessary or desirable.  On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified stock in place of the stockholder who makes the certification.

          SECTION 9. JUDGES. If at any meeting of the stockholders a vote by ballot shall be taken on any question, the Chairman of such meeting shall appoint two Judges to act thereat with respect to such vote. Each Judge so appointed shall first subscribe an oath faithfully to execute the duties of a Judge at such meeting with strict impartiality and according to the best of his or her ability. Such Judges shall decide upon the qualifications of voters and shall report the number of shares represented at the meeting and entitled to vote on such question, shall conduct and accept the votes and, when the voting is completed, shall ascertain and report the number of shares voted respectively for and against the question. Such report shall be in writing and subscribed and delivered by them to the Secretary of the meeting. The Judges need not be stockholders of the Corporation and any officer of the Corporation may be a Judge on any question other than a vote for or against his or her election to any position with the Corporation or on any other questions in which he or she may be directly interested.

                                 ARTICLE III.

                              BOARD OF DIRECTORS

          SECTION 1. GENERAL POWERS. The property, affairs and business of the Corporation shall be managed under the direction of the Board of Directors.

          SECTION 2. NUMBER, QUALIFICATION AND TERM OF OFFICE. The number of directors shall be nine (9), which number may be increased (but shall not be more than fifteen (15)) or decreased (but shall not be less than three (3) or the minimum number permitted by the Maryland General Corporation Law now or hereafter in effect, whichever is greater) by a majority of the Board of Directors (as constituted at any given time), subject to the foregoing, without amendment to this Bylaw. The Board of Directors shall be divided into three classes. Each director shall be nominated and elected for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which such director was elected and until a successor is duly elected and qualifies; provided, however, that the initial Class A Directors shall serve for a term expiring at the annual meeting in 1997, the initial Class B Directors shall serve for a term expiring at the annual meeting in 1996 and the initial Class C Directors shall serve for a term expiring at the annual meeting in 1995.

          A vacancy which results from the death, resignation or removal of a director may be filled by a majority vote of the remaining directors, and a vacancy which results from an increase

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in the number of directors may be filled by a majority vote of the entire Board of Directors. A director so elected to fill a vacancy shall serve until the next annual meeting of stockholders and until his or her successor shall be duly elected and qualified. At the next annual meeting of stockholders, the vacancy created by the death, resignation or removal of a director shall be filled for the balance of such director's original term, and the vacancy or vacancies created by an increase in the number of directors shall be filled for the balance of the term of the class of directors increased as a result of the action of the Board of Directors in increasing the number of directors. The tenure of office of any director shall not be affected by any decrease in the number of directors so made by the Board of Directors. Directors need not be stockholders.

          SECTION 3. QUORUM AND MANNER OF ACTING. Except as otherwise provided by law or by these Bylaws, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting and the action of a majority of the directors present at any meeting at which a quorum is present shall be the action of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum be present. Notice of any adjourned meeting need not be given. If, pursuant to the Charter or these Bylaws, the vote of a majority of a particular group of directors is required for action, a quorum must also include a majority of such group. The directors shall act only as a Board of Directors (or as a committee thereof pursuant to Article IV hereof) and the individual directors shall have no power as such.

          SECTION 4. VOTING. The action of the majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable statute.

          SECTION 5. TELEPHONE MEETINGS. Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

          SECTION 6. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if prior to such action a written consent thereto is signed by all members of the Board of Directors or of such committees, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

          SECTION 7. PLACE OF MEETING; OFFICES. Except as otherwise specifically provided by statute, the Board of Directors may hold its meetings and have one or more offices at such place or

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places within or without of the State of Maryland as the Board of Directors may
from time to time determine.

          SECTION 8. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held at such times and places as the Board of Directors by resolution may determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at such place at the same hour on the next succeeding business day not a legal holiday. Notice of regular meetings need not be given.

          SECTION 9. SPECIAL MEETINGS NOTICE. Special meetings of the Board of Directors shall be held whenever called by the Chairman or Vice Chairman of the Board, by any two directors or, in the event of a Trigger Event (as defined in the Charter), by any Series V Director (as such term is defined in the Charter). Notice of each such special meeting shall be mailed to each director, addressed to such director at his or her residence or usual place of business, at least two days before the day on which the meeting is to be held, or shall be sent to such place by telegraph, cable, facsimile or wireless or be delivered personally or by telephone, not later than one day before the day on which the meeting is to be held. Each such notice shall state the time and place of the meeting but need not state the purposes thereof. Notice of any meeting of the Board of Directors need not be given to any director who shall be present at such meeting and any special meeting of the Board of Directors shall be a legal meeting, without any notice thereof having been given, if all the directors of the corporation then in office shall be present thereat.

          SECTION 10. ORGANIZATION. At each meeting of the Board of Directors, the Chairman of the Board and the Vice Chairman of the Board shall act as Co-Chairman. In the absence of both the Chairman and Vice Chairman of the Board, the President or in the absence of the President, a director chosen by a majority of the directors present, shall act as Chairman. The Secretary or, in his or her absence, an Assistant Secretary of the corporation, or in the absence of the Secretary and all Assistant Secretaries, a person appointed by the Co-Chairman, shall act as Secretary of the meeting.

          SECTION 11. ORDER OF BUSINESS. At all meetings of the Board of Directors business shall be transacted in the order determined by the Co-Chairman of the meeting, subject to the approval of the Board of Directors.

          SECTION 12. RESIGNATION. Any director of the Corporation may resign at any time by giving written notice to the Chairman or Vice Chairman of the Board or to the President or to the Secretary of the Corporation. The resignation of any director shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

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          SECTION 13.  COMPENSATION.  Directors shall be entitled to such compensation for their services as directors as from time to time may be fixed by the Board of Directors, including, without limitation, for their services as members of committees of the Board of Directors and in any event shall be entitled to reimbursement of all reasonable expenses incurred by them in attending directors' meetings. Any director may waive compensation for any meeting. No director who receives compensation as a director shall be barred from serving the Corporation in any other capacity or from receiving compensation and reimbursement of reasonable expenses for any or all such other services.

          SECTION 14. LOSS OF DEPOSITS. No director shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or stock have been deposited.

          SECTION 15. SURETY BONDS. Unless required by law, no director shall be obligated to give any bond or surety or other security for the performance of any of his duties.

          SECTION 16. RELIANCE. Each director, officer, employee and agent of the Corporation shall, in the performance of his duties with respect to the Corporation, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Corporation, upon an opinion of counsel or upon reports made to the Corporation by any of its officers or employees or by the advisor, accountants, appraisers or other experts or consultants selected by the Board of Directors or officers of the Corporation, regardless of whether such counsel or expert may also be a director.

                                  ARTICLE IV.

                                  COMMITTEES

          SECTION 1. DESIGNATION; VACANCIES. The Board of Directors may appoint from among its members an Executive Committee and other committees, composed of two or more directors and may delegate to such committees specified powers of the Board of Directors in the management of the business and affairs of the Corporation, except the power to declare dividends or distributions on stock, to issue stock other than as provided in Section 2-411(b) of the Maryland General Corporation Law, to recommend to stockholders any action which requires stockholder approval, to amend these Bylaws or to approve any merger or share exchange which does not require stockholder approval, or such other powers as may be prohibited by law. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in place of such absent member. While the holders of Series V Preferred Stock possess the right to elect a Series V Director pursuant to the Charter, if the Board of Directors creates a new committee or increases the authority of a committee in

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existence at the time of the initial issuance of shares of Series V Preferred
Stock, at least one Series V Director must be appointed to such committee.

          SECTION 2. PROCEDURE; MEETINGS. The committees shall keep minutes of their proceedings and shall report the same to the Board of Directors at the meeting next succeeding, and any action by the committees shall be subject to revision and alteration by the Board of Directors, provided that no rights of third persons shall be affected by any such revision or alteration.

          SECTION 3. MEETINGS. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or any two members of any committee may fix the time and place of its meeting unless the Board shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another director to act in the place of such absent member. Each committee shall keep minutes of its proceedings.

          SECTION 4. TELEPHONE MEETINGS. Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

          SECTION 5. INFORMAL ACTION BY COMMITTEES. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by each member of the committee and such written consent is filed with the minutes of proceedings of such committee.

          SECTION 6. VACANCIES. Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.

                                  ARTICLE V.

                                   OFFICERS

          SECTION 1. NUMBER. The officers of the Corporation shall be a Chairman, a Vice Chairman, a Chief Executive Officer, a Chief Operating Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers as may be estab-

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lished and appointed by the Board of Directors in accordance with the provisions of this Section l of Article V. Any two or more offices, except those of Chairman and Vice Chairman or President and Vice President, may be held by the same person. The Board of Directors may from time to time appoint such other officers and agents of the Corporation as it may deem necessary, including one or more Assistant Treasurers and Assistant Secretaries. The Board of Directors may from time to time authorize any officer or officers to appoint and remove agents and employees and to prescribe their powers and duties. Such officers, agents and employees shall hold office for such period, have such authority and perform such duties as the Board of Directors or the officer or officers appointing the same may from time to time prescribe. The Board of Directors may establish and appoint one or more officers of the Board of Directors, which officers of the Board of Directors shall not be deemed to be officers of the Corporation.

          SECTION 2. ELECTION, TERM OF OFFICE AND QUALIFICATIONS. The officers shall be elected annually by the Board of Directors. Unless otherwise set forth in a written agreement between an officer and the Corporation, officers shall hold their respective office until the next annual election of officers and until a successor shall have been duly elected and qualified, or until the death, resignation or removal in the manner hereinafter provided of any such officer. The Chairman, the Vice Chairman and the President shall be and remain directors.

          SECTION 3. DUTIES. The respective officers of the Corporation shall have such authority, responsibilities and duties as may be prescribed therefor from time to time by resolution of the Board of Directors or by a written agreement between any such officer and the Corporation.

          SECTION 4. REMOVAL. Subject to the terms of a written agreement between an officer and the Corporation, any officer may be removed, either with or without cause, by the vote of a majority of the Board of Directors or, except in the case of any officer elected by the Board of Directors, by any superior.

          SECTION 5. RESIGNATIONS. Subject to the terms of a written agreement between an officer and the Corporation, any officer may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          SECTION 6. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for regular election or appointment to such office.

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          SECTION 7.  SALARIES.  The salaries of the officers shall be fixed from time to time by the Board of Directors or a committee thereof and may be evidenced by a written agreement executed from time to time between the Corporation and any of such officers. No officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the Corporation or a member of the Executive Committee.

          SECTION 8. ACTION WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS. Unless otherwise directed by the Board of Directors, the Chairman or the Vice Chairman of the Board, the Chief Executive Officer or any officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership or securities in such other corporation.

          SECTION 9. CHAIRMAN OF THE BOARD. The Chairman of the Board shall be an agent of the Corporation and, subject to the direction of the Board of Directors, shall perform such functions and duties as from time to time may be assigned to him or her by the Board of Directors. The Chairman of the Board, if present, shall preside with the Vice Chairman of the Board at all meetings of the stockholders and all meetings of the Board of Directors.

          SECTION 10. VICE CHAIRMAN OF THE BOARD. The Vice Chairman of the Board shall be an agent of the Corporation and, subject to the direction of the Board of Directors, shall perform such functions and duties as from time to time may be assigned to him or her by the Board of Directors. The Vice Chairman of the Board, if present, shall preside with the Chairman of the Board at all meetings of the stockholders and all meetings of the Board of Directors.

          SECTION 11. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer of the Corporation shall, subject to the direction of the Board of Directors, have general charge of the business, affairs and property of the Corporation and general supervision over its other officers and agents. In general, the Chief Executive Officer shall perform all duties incident to such office of a stock corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. Unless otherwise prescribed by the Board of Directors, the Chief Executive Officer shall have full power and authority on behalf of the Corporation to attend, act and vote at any meeting of stockholders of other corporations in which the Corporation may hold securities. At any such meeting, the Chief Executive Officer shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation possesses and has the power to exercise. The Board of Directors

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from time to time may confer like powers upon any other person or persons.

          SECTION 12. CHIEF OPERATING OFFICER. The Chief Operating Officer of the Corporation shall, subject to the direction of the Board of Directors and the Chief Executive Officer, have general charge over the operation of the business, affairs and property of the Corporation and general supervision over its other officers and agents. In general, the Chief Operating Officer shall perform all duties incident to the office of Chief Operating Officer of a stock corporation. In the absence or disability of the Chief Executive Officer, the Chief Operating Officer shall perform the duties and exercise the powers of the Chief Executive Officer.

          SECTION 13. PRESIDENT. The President of the Corporation shall, subject to the direction of the Board of Directors, the Chief Executive Officer and the Chief Operating Officer, have general charge over the operation of the real properties of the Corporation and the operation of the San Diego office.
In the absence or disability of the Chief Operating Officer, the President shall perform the duties and exercise the powers of the Chief Operating Officer.

          SECTION 14. VICE PRESIDENTS. In the absence or disability of the President, the Vice President, if any (or in the event there is more than one, the Vice Presidents in the order designated, in the order of their election), shall perform the duties and exercise the powers of the President. The Vice President(s) also generally shall assist the President, the Chief Executive Officer and the Chief Operating Officer and shall perform such other duties and have such other powers as from time to time may be prescribed by the Board of Directors.

          SECTION 15. SECRETARY. The Secretary shall attend all meetings of the Board of Directors and of the stockholders and shall record all votes and the proceedings of all meetings in a book to be kept for such purposes. The Secretary also shall perform like duties for the committees, if required by any such committee. The Secretary shall give (or cause to be given) notice of all meetings of stockholders and all special meetings of the Board and shall perform such other duties as from time to time may be prescribed by the Board of Directors, the Chairman or Vice Chairman of the Board or the President. The Secretary shall have custody of the seal of the Corporation, shall have authority (as shall any assistant secretary) to affix the same to any instrument requiring it, and to attest the seal by his or her signature. The Board of Directors may give general authority to officers other than the Secretary or any Assistant Secretary to affix the seal of the Corporation and to attest the affixing thereof by his or her signature.

          SECTION 16. ASSISTANT SECRETARY. The Assistant Secretary, if any (or in the event there is more than one, the

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Assistant Secretaries in the order designated, or in the absence of any designation, in the order of their election), in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary. The Assistant Secretary(ies) shall perform such other duties and have such other powers as from time to time may be prescribed by the Board of Directors.

          SECTION 17. TREASURER. The Treasurer shall be the chief financial officer of the Corporation and shall monitor the custody of the corporate funds, securities, other similar valuable effects, and evidences of indebtedness, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and payroll matters and shall cause to be deposited all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as from time to time may be designated by the Board of Directors. The Treasurer shall cause to be disbursed the funds of the Corporation in such manner as may be ordered by the Board of Directors from time to time and shall render to the Chairman or Vice Chairman of the Board, the President and the Board, at regular meetings of the Board or whenever any of them may so require, an account of all transactions and of the financial condition of the Corporation.

          SECTION 18. ASSISTANT TREASURER. The Assistant Treasurer, if any (or in the event there is more than one, the Assistant Treasurers in the order designated, or in the absence of any designation, in the order of their election), in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer. The Assistant Treasurer(s) shall perform such other duties and have such other powers as from time to time may be prescribed by the Board of Directors.

                                  ARTICLE VI.

                CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

          SECTION 1. CONTRACTS, ETC.; HOW EXECUTED. The Board of Directors or the Executive Committee may authorize, by written contract or otherwise, any officer or officers or agent or agents of the Corporation to enter into any contract or execute and deliver any contract or other instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances. Unless authorized to do so by the Board of Directors or by the Executive Committee, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

          SECTION 2. LOANS. No loan shall be contracted on behalf of the Corporation and no negotiable paper shall be issued in its name unless authorized by the Board of Directors or the Executive Committee. Such authority may be general or confined to specific instances. When so authorized, the officer or officers thereunto authorized may effect loans and advances at any time for the

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

Corporation from any bank, trust company or other institution or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes or other evidences of indebtedness of the Corporation and, when authorized as aforesaid, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, may mortgage, pledge, hypothecate or transfer any real or personal property at any time held by the Corporation and to that end execute instruments of mortgage or pledge or otherwise transfer such property.

          SECTION 3. CHECKS, DRAFTS, ETC. All checks drafts, bills of exchange or other orders for the payment of money, obligations, notes or other evidences of indebtedness, bills of lading, warehouse receipts and insurance certificates of the Corporation shall be signed or endorsed by such officer or officers, employee or employees, of the Corporation as shall from time to time be determined by resolution of the Board of Directors or the Executive Committee.

          SECTION 4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors or the Executive Committee may from time to time designate, or as may be designated by any officer or officers or agent or agents of the Corporation to whom such power may be delegated by the Board of Directors or by the Executive Committee, and, for the purpose of such deposit, all checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer of the Corporation or in such other manner as may from time to time be determined by resolution of the Board of Directors or the Executive Committee.

                                 ARTICLE VII.

                               BOOKS AND RECORDS

          SECTION 1. PLACE, ETC. The Board of Directors may keep the books and records of the Corporation at such places within or without the State of Maryland as it may from time to time determine. The stock record books and the blank stock certificate books of the Corporation shall be kept by the Secretary or by a transfer agent or by any other officer or agent of the Corporation designated by the Board of Directors or by the Executive Committee.

          SECTION 2. ADDRESSES OF STOCKHOLDERS. Each stockholder shall designate to the Secretary or transfer agent of the Corporation an address at which notices of meetings and all other corporate notices may be served upon or mailed to such stockholder, and if any stockholder shall fail to designate such address, corporate notices may be served upon such stockholder by mail directed to such stockholder at its last known post office address.

          SECTION 3. EXAMINATION OF BOOKS BY STOCKHOLDERS. The Board of Directors shall have power to determine from time to time whether and to what extent and at what times and places and under what conditions and regulations the accounts, corporate records, books and documents of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account, corporate record, book or document of the Corporation, except as conferred by the laws of the State of Maryland, unless and until authorized to do so by resolution of the Board of Directors or of the stockholders of the Corporation.

                                 ARTICLE VIII.

                           SHARES AND THEIR TRANSFER

          SECTION 1. CERTIFICATES OF STOCK. Every stockholder of the Corporation shall be entitled to have a certificate in such form as the Board of Directors shall prescribe. Each such certificate shall be signed in the name of the Corporation by the President, a Vice President or the Chairman of the Board and countersigned by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation; provided, however, that, where such certificate is signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the Corporation, and a registrar, the signature or signatures of the President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation.

          SECTION 2. RECORD DATES. The Board of Directors may fix, in advance, a date as the record date for purposes of determining stockholders entitled to notice of, or to vote at, any meeting of the stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of stockholders for any other purpose. Such date, in any case, shall not be more than ninety (90) days, and in case of a meeting of stockholders not less than ten (10) days, prior to the date on which the particular action requiring such determination of stockholders is to be taken.

          SECTION 3. RECORDS, ETC. A record shall be kept of the person, firm or corporation owning the stock represented by each certificate for stock of the Corporation issued, the number of

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

shares represented by each such certificate, and the date thereof, and, in the case of cancellation, the date of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided for in Section 5 of this Article VIII. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

          SECTION 4. TRANSFER OF STOCK. Transfer of shares of stock of the Corporation may be made on the books of the Corporation by the registered holder thereof, or by his or her attorney thereunto authorized, and upon the surrender of the certificate or certificates for such shares properly endorsed, transfers of shares of stock of the Corporation may be made in any other manner permissible under Maryland law. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the Corporation, shall be so expressed in the entry of transfer.

          SECTION 5. TRANSFER AGENT AND REGISTRAR; REGULATIONS. The Corporation shall, if and whenever the Board of Directors shall so determine, maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the Board of Directors, where the shares of stock of the Corporation shall be directly transferable, and also one or more registry offices, each in charge of a registrar designated by the Board of Directors, where such shares of stock shall be registered. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

          SECTION 6. LOST, DESTROYED AND MUTILATED CERTIFICATES. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation which is claimed to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion, may require as a condition precedent to issuance that the owner of such lost, stolen or destroyed certificate, or his or her legal representative, advertise the same in such manner as the Board shall require and/or to give the Corporation a bond in such sum, or other security in such form, as the Board of Directors may direct, as indemnity against any claim that may be made against the Corporation with respect to the certificate claimed to have been lost, stolen or destroyed.

                                  ARTICLE IX.

                                  FISCAL YEAR

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

          The fiscal year of the Corporation shall begin on January 1 and end on December 31 of each year.

                                  ARTICLE X.

                               WAIVER OF NOTICE

          Whenever any notice whatsoever is required to be given by these Bylaws, the Charter or the laws of the State of Maryland, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                  ARTICLE XI.

                                  AMENDMENTS

          These Bylaws, or any of them, may be altered, amended or repealed, or new Bylaws may be made at any annual or special meeting, by the stockholders having voting power, or at any regular or special meeting of the Board of Directors, by a vote of a majority of the Board of Directors, provided that the proposed action in respect thereof shall be stated in the notice of such meeting. Bylaws made, altered or amended by the Board of Directors shall be subject to alteration, amendment or repeal by the stockholders. Notwithstanding the foregoing, so long as the holders of Series V Preferred Stock possess the right to elect a Series V Director pursuant to the Charter, the first sentence of Article II, Section 3, the first sentence of Article III, Section 2, the first sentence of Article III, Section 9, the last sentence of Article IV,
Section 1 or this sentence may be altered, amended or repealed only by a vote of the holders of a majority of the outstanding shares of Series V Preferred Stock, voting separately as a class.

                                 ARTICLE XII.

                                 MISCELLANEOUS

          SECTION 1. INDEMNIFICATION. Reference is hereby made to Section 2-418 of the Maryland General Corporation Law (or any successor provision thereto) (the "Section"). The Corporation shall indemnify each director and officer of the Corporation to the full extent permitted by and in accordance with the Section. The Corporation may, in the sole discretion of the Board of Directors, indemnify any other person who may be indemnified pursuant to the Section to the extent the Board of Directors deems advisable, as permitted by the Section. In each and every situation where the Corporation may do so under the Section, the Corporation hereby obligates itself to so indemnify the directors and officers of the Corporation, and in each case, if any, where the Corporation must make certain investigations on a case-by-case basis prior to indemnification, the Corporation hereby obligates itself to pursue such investigations diligently.
It is the specific intention of these Bylaws to obligate the Corporation to indemnify each director and officer of the Corporation to the fullest extent permitted by the Maryland General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment). The Corporation shall pay expenses incurred by a director or officer in defending any action, suit or proceedings, whether civil, criminal, administrative, arbitrative or investigative ("Proceeding"), in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to any employee benefit plan) in advance of the final disposition of such Proceeding, shall be made only upon delivery to the Corporation of (a) a written affirmation by the director of the director's good faith belief that the standard of conduct necessary for indemnification by the Corporation as authorized by this Section has been met and (b) a written undertaking by or on behalf of such director or officer to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Section.

          The Board of Directors is authorized to enter into a contract with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board so determines, less than or greater than, those provided for in this Article XIII.

          SECTION 2. INSURANCE. The Corporation shall have the power to purchase and maintain insurance on behalf of any person entitled to indemnification or whom the Corporation may indemnify under ARTICLE XII of the Charter of the Corporation or under Maryland law against any liability, whether or not the Corporation would have the power to indemnify him or her against such liability. The rights to indemnification set forth in the Charter or in these Bylaws are in addition to all rights which any Indemnitee may be entitled as a matter of law and shall inure to the benefit of the heirs and personal representatives of each such Indemnitee.

          SECTION 3. BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of executive or other committees when exercising any of the powers or authority of the Board of Directors. The books and records of the Corporation may be in written form or in any other form that may be converted within a reasonable time into written form for visual inspection. Minutes

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

shall be recorded in written form, but may be maintained in the form of a reproduction.

          SECTION 4. DIVIDENDS. Subject to the Maryland General Corporation Law and to any provisions of the Charter relating to dividends, dividends upon the outstanding stock of the Corporation may be declared by the Board of Directors at any annual, regular or special meeting and may be paid in cash, in property or in shares of the Corporation's stock.

                                  CERTIFICATE

This is to certify that the foregoing is a true and correct copy of the Bylaws of the corporation named in the title thereto and that such Bylaws were duly adopted by the Board of Directors of said corporation at a duly convened meeting on September 8, 1996.



Dated:  September 8, 1996                   /s/ Joel S. Marcus
                                     ------------------------------------
                                        Joel S. Marcus, Secretary



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